Eliem Therapeutics Reports First Quarter Financial Results and Business Highlights

Presented initial preclinical data from ETX-123, Eliem's lead Kv7 program candidate, demonstrating a promising profile and confirming the proposed mechanism of action on neuronal excitability

Additional preclinical data updates for ETX-123 expected in 2023

SEATTLE and CAMBRIDGE, UK, --(GLOBE NEWSWIRE) – May 11, 2023 – Eliem Therapeutics, Inc. (Nasdaq: ELYM), a biotechnology company focused on developing novel therapies for neuronal excitability disorders to address unmet needs in psychiatry, epilepsy, chronic pain, and other disorders of the peripheral and central nervous systems, today provided a business update and reported financial results for the quarter ended March 31, 2023.

“We were excited to share our initial preclinical data from ETX-123, our lead candidate in the Kv7 program, during the first quarter,” said Andrew Levin, M.D., Ph.D., executive chairman of Eliem Therapeutics. “The initial data demonstrate high potency and differentiated selectivity. The data also confirm the proposed mechanism of action on neuronal excitability, which we believe, has the potential to improve the lives of patients suffering from a variety of CNS disorders. With a strong balance sheet funding operations into 2027, we expect to have the financial strength to fund multiple catalysts and advance this exciting program into the clinic.”

Recent Highlights

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Presented initial ETX-123 preclinical data at the 7th RSC-BMCS / SCI Symposium on Ion Channels as Therapeutic Targets in March 2023. The data presented confirmed ETX-123’s mechanism of action on neuronal excitability via modulation of Kv7 and demonstrated its high potency and differentiated selectivity for Kv7.2/3 in electrophysiology assays. Further screens also confirmed an encouraging broad selectivity profile, including no GABAA, hERG or other off-target activities at anticonvulsant doses. Additionally, in vivo oral administration of ETX-123 dose-dependently inhibited seizures in the rat maximal electroshock seizures (MES) model, with an encouraging separation versus doses that impaired performance in the rotarod, a CNS side-effect profiling model.
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Additional preclinical data on ETX-123 will be presented at two upcoming scientific and medical conferences. The Company will present additional data at the Epilepsy Therapies & Diagnostics Development XVII Conference being held May 31-June 2, 2023 in Aventura, FL and at the 2nd International Kv7 Channels Symposium 2023 being held September 13-15, 2023 in Naples, Italy.

Program Updates and Anticipated Key Milestones

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The Company has initiated synthesis scale-up for its lead Kv7 candidate, ETX-123, to enable the initiation of investigational new drug (IND)-enabling safety studies, with Phase 1 clinical studies currently planned to initiate in the first half of 2024.
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The Company’s novel Kv7 compounds, including additional pre-candidates, have demonstrated high potency and differentiated selectivity in electrophysiology assays, and in vivo anticonvulsant activity in the MES rat model.
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A comprehensive update can be found in the Company’s corporate presentation linked here.

First Quarter 2023 Financial Results

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Cash Position: Cash, cash equivalents and marketable securities was $109.4 million as of March 31, 2023, as compared to $123.6 million as of December 31, 2022. The Company’s current cash, cash equivalents and marketable securities are expected to fund operations into 2027.
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Research and Development (R&D) expenses: R&D expenses were $5.7 million for the three months ended March 31, 2023, compared to $8.3 million for the same period in 2022.
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General and Administrative (G&A) expenses: G&A expenses were $17.7 million for the three months ended March 31, 2023, compared to $4.9 million for the same period in 2022.

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Net loss: Net loss was $22.3 million for the three months ended March 31, 2023, compared to $13.2 million for the same period in 2022.
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Net loss for the quarter included $15.8 million of one-time costs for termination benefits associated with the recently announced corporate restructuring, of which $9.0 million related to stock-based compensation. Of these costs, $1.8 million was included in R&D expenses and $14.0 million in G&A expenses.

About Eliem Therapeutics, Inc.

Eliem Therapeutics, Inc. is a biotechnology company focused on developing novel therapies for neuronal excitability disorders to address unmet needs in psychiatry, epilepsy, chronic pain, and other disorders of the peripheral and central nervous systems. These disorders often occur when neurons are overly excited or inhibited, leading to an imbalance, and our focus is on restoring homeostasis. We are developing a pipeline of clinically differentiated product candidates focused on validated mechanisms of action with broad therapeutic potential to deliver improved therapeutics for patients with these disorders. Eliem channels its experience, energy, and passion for improving patients’ quality of life to fuel our efforts to develop life-changing novel therapies. At its core, the Eliem team is motivated by the promise of helping patients live happier, more fulfilling lives.

https://eliemtx.com/

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements relating to: the continued development and clinical and therapeutic potential of ETX-123; the progression of the Kv7.2/3 and next-generation anxiolytic preclinical programs, including the initiation of IND -enabling studies and planned initiation of Phase 1 studies in the first half of 2024; the expectation that Eliem’s current cash, cash equivalents and marketable securities will fund operations through 2027; future data presentations; and Eliem’s commitment to developing therapies targeting debilitating disorders. Words such as “excited,” “advance,” “look forward,” “believe,” “potential,” “will,” “on track,” “expects,” “opportunity,” “continues,” “plans,” “runway,” “initiate,” “anticipated,” “support,” or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements in this press release are based upon Eliem's current plans, assumptions, beliefs, expectations, estimates and projections, and involve substantial risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements due to these risks and uncertainties as well as other factors, which include, without limitation: the clinical, therapeutic and commercial value of ETX-123 and Eliem’s other preclinical programs; the availability of data at the expected times; Eliem's ability to obtain and protect intellectual property rights, and operate without infringing on the intellectual property rights of others; the uncertain timing and level of expenses associated with Eliem's preclinical and clinical development activities; the sufficiency of Eliem's capital and other resources; risks and uncertainties related to regulatory application, review and approval processes and Eliem's compliance with applicable legal and regulatory requirements; market competition; changes in economic and business conditions; impacts on Eliem’s business due to external events, including health pandemics or other contagious outbreaks, such as the current COVID-19 pandemic; and other factors discussed under the caption "Risk Factors" in Eliem's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023. This filing, when available, is available on the SEC's website at www.sec.gov. Additional information will also be set forth in Eliem's other reports and filings it will make with the SEC from time to time. The forward-looking statements made in this press release speak only as of the date of this press release. Eliem expressly disclaims any duty, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Eliem's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Investors

Chris Brinzey

ICR Westwicke

chris.brinzey@westwicke.com

339-970-2843

Media

Marites Coulter

Verge Scientific

Mcoulter@vergescientific.com

415-819-2214

Eliem Therapeutics, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	March 31, 2023	December 31, 2022
Assets
Cash, cash equivalents, and marketable securities	$109,372	$123,566
Other assets	12,713	11,426
Total assets	$122,085	$134,992
Liabilities and stockholders’ equity
Liabilities	5,225	6,277
Total stockholders’ equity	116,860	128,715
Total liabilities and stockholders’ equity	$122,085	$134,992

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating expenses:
Research and development	$5,720	$8,260
General and administrative	17,718	4,872
Total operating expenses	23,438	13,132
Loss from operations	(23,438)	(13,132)
Other income (expense), net	1,148	(72)
Net loss	$(22,290)	$(13,204)
Net loss per share, basic and diluted	$(0.84)	$(0.50)